UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 11, 2008
Date of Report (Date of Earliest Event Reported)
FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)
3113 Woodcreek Drive
Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)
(630) 719-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 11, 2008, FTD, Inc. (“FTDI”), a wholly owned subsidiary of FTD Group, Inc. (“FTD”), entered into a Third Supplemental Indenture, dated as of August 11, 2008 (the “Third Supplemental Indenture”), among FTDI, FTD, the guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), with respect to the Indenture, dated as of February 6, 2004, among FTDI, the guarantors party thereto and the Trustee, as supplemented by a supplemental indenture, dated as of February 24, 2004, among FTDI, the guarantors party thereto and the Trustee, as further supplemented by a second supplemental indenture, dated as of February 14, 2005, among FTDI, FTD, the guarantors party thereto, and the Trustee (collectively, the “Indenture”), with respect to FTDI’s 7.75% senior subordinated notes due 2014 (the “Notes”).
Pursuant to the Third Supplemental Indenture, FTDI, upon receipt by FTDI of the written consent of the holders of at least a majority in principal amount of the then outstanding notes issued under the Indenture, eliminated certain restrictive covenants and events of default contained in the Indenture and waived any and all defaults resulting from the consummation of the pending acquisition of FTD by United Online, Inc. and the financing in connection with that acquisition. The Third Supplemental Indenture became effective upon execution, but the amendments and waivers contained therein will not become operative until the consent acceptance time, following the expiration date of FTDI’s pending tender offer for any and all outstanding Notes and immediately prior to the merger effective time in connection with the consummation of the pending acquisition of FTD by United Online, Inc., as described in the Offer to Purchase (as defined below).
The description in this Current Report of the Third Supplemental Indenture is not intended to be a complete description of such document, and such description is qualified in its entirety by the full text of such document which is attached as an exhibit to and incorporated by reference in this Current Report.
ITEM 7.01. REGULATION FD
As of 5:00 p.m., New York City time, on August 11, 2008, the expiration of the consent solicitation described in the Offer to Purchase and Consent Solicitation Statement, dated July 28, 2008 (the “Offer to Purchase”), FTDI received consents from holders of approximately 97.6% of the $170,117,000 aggregate principal amount of outstanding Notes to effect certain amendments and waivers to the Indenture governing the Notes as described above in Item 1.01.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit 4.1	Third Supplemental Indenture dated August 11, 2008 among FTDI, FTD, the guarantors party thereto, and U.S. Bank National Association, as trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008	FTD GROUP, INC.
(registrant)

By: /s/ Becky A. Sheehan Name: Becky A. Sheehan
Title: Chief Financial Officer

Exhibit Index

Exhibit 4.1	Third Supplemental Indenture dated August 11, 2008 among FTDI, FTD, the guarantors party thereto, and U.S. Bank National Association, as trustee